Exhibit 2.2


                             LOAN PURCHASE AGREEMENT

                                     between

                       THE FIRST NATIONAL BANK OF IPSWICH

                                       and

                            ATLANTIC BANK OF NEW YORK
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                                TABLE OF CONTENTS

                                                                            Page

SECTION I        Definitions.................................................1
SECTION II       Agreement to Purchase.......................................5
SECTION III      Purchase of Loans...........................................5
SECTION IV       Rights to Payments on the Loans.............................5
SECTION V        Closing.....................................................6
SECTION VI       Representations, Warranties and Covenants of Seller.........6
SECTION VII      Repurchase.................................................13
SECTION VIII     Representations, Warranties and Covenants of Purchaser.....14
SECTION IX       Closing Documents..........................................15
SECTION X        Costs......................................................16
SECTION XI       Post-Closing Matters.......................................16
SECTION XII      Indemnification............................................16
SECTION XIII     Confidentiality............................................17
SECTION XIV      Termination................................................17
SECTION XV       Notices....................................................17
SECTION XVI      Survival of Agreement......................................19
SECTION XVII     Severability...............................................19
SECTION XVIII    Counterparts...............................................19
SECTION XIX      Governing Law..............................................19
SECTION XX       Successors and Assigns.....................................20
SECTION XXI      Further Agreements.........................................20
SECTION XXII     Public Announcements.......................................20
SECTION XXIII    Amendments.................................................20
SECTION XXIV     Interpretation.............................................20
SECTION XXV      Intention of the Parties...................................21
SECTION XXVI     Modification...............................................21
SECTION XXVII    Waivers....................................................21
SECTION XXVIII   Schedules and Headings.....................................21
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                                    SCHEDULES

SCHEDULE I Schedule of Loans To Be Purchased at Par (including Exceptions from loan policy and location of collateral)

SCHEDULE II Schedule of Loans To Be Purchased Below Par (including Exceptions from loan policy and location of collateral)

SCHEDULE III      Delinquent Charges on Collateral

SCHEDULE IV       Hazardous Substances

SCHEDULE V Revolving Loans and approved but not yet funded construction and other Loans

SCHEDULE VI       Governmental Notifications

SCHEDULE VII      Litigation

SCHEDULE VIII     Material Information

SCHEDULE IX       Letters of credit
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      This Loan Purchase Agreement (this "Agreement") is entered into as of
February 22, 2005 by and between THE FIRST NATIONAL BANK OF IPSWICH, a national bank ("Purchaser") and ATLANTIC BANK OF NEW YORK, a New York commercial bank ("Seller").

                                    RECITALS

      WHEREAS, Seller and Purchaser have entered into a Purchase and Assumption Agreement, dated February 22, 2005 (the "P&A Agreement"), pursuant to which Purchaser will purchase the Assets (as defined in the P&A Agreement) and assume the Liabilities (as defined in the P&A Agreement); and

      WHEREAS, Seller desires to sell, and Purchaser desires to purchase as part of the Assets, certain of the loans of Seller on the terms and conditions described below.

      NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller agree as follows:

      I.    DEFINITIONS.

      As used in this Agreement, the capitalized terms set forth below shall have the respective meanings set forth below; terms importing the singular shall include the plural and vice versa:

      "Assignment" means an individual assignment of a Mortgage or Security Agreement, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Real Property Interest is located to reflect of record the sale or transfer of the related Loan.

      "Business Day" means any day other than a Saturday, Sunday or any other day on which banking institutions in Massachusetts are permitted or required by any applicable law or executive order to close.

      "Collateral" means (i) every item of collateral in which a security interest, pledge, mortgage, or assignment is granted by an Obligor in connection with a Loan, including, without limitation, the Equipment, Real Property Interests and Improvements pledged by such Obligor as collateral under the related Loan Documents and (ii) any property interest in which a security interest or other interest has been granted under applicable federal or state law in effect from time to time, including, without limitation, under the UCC with respect to the Loans. The foregoing shall include, without limitation, Seller's rights (a) under investment or share owner certificates or other evidence of the right to receive payment, (b) as lien holder of any item of personal property the ownership of which is evidenced by a certificate of title and (c) all proceeds of the foregoing (including all insurance proceeds).

      "Due Date" means, with respect to any Loan, the day of the month set forth in the related Note on which each monthly payment on such Loan is scheduled to be due, without regard to grace periods.
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      "Encumbrance" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction).

      "Environmental Laws" means all federal, state, and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment, relative to any Real Property Interest, relating to the regulation and protection of the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. 2601 et seq., the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. 136 et seq.), the Clean Air Act, as amended (42 U.S.C. 740 et seq.), the Federal Water Pollution Control Act, as amended (33 U.S.C. 1251 et seq.), the Occupational Safety and Health Act, as amended (29 U.S.C. 651 et seq.), the Safe Drinking Water Act, as amended (42 U.S.C. 300(f) et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. 4321), Title III of the Superfund Amendment and Authorization Act (40 U.S.C. 1101 et seq.), Massachusetts Oil and Hazardous Material Release Prevention and Response Act (M.G.L. c. 21E), and the Massachusetts Hazardous Waste Management Act (M.G.L. c. 21C), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership or notification or approval statutes.

      "Equipment" means, with respect to any Loan, any and all personal property which would constitute "equipment" under the UCC securing such Loan, together with all accessories, attachments, accessions, parts, repairs, substitutions, replacements and upgrades now or hereafter affixed to or used in connection therewith and included in the Collateral for such Loan.

      "Governmental Entity" means a federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, commission board, bureau or other authority or instrumentality, domestic or foreign.

      "Guarantee" means a guarantee executed by any Person, guaranteeing payment and/or performance of all or a part of a borrower's obligations under a Loan.

      "Hazardous Substances" means, without limitation: (a) those substances included within the definitions of any one or more of the terms "hazardous substances", "hazardous materials", "toxic substances", and "hazardous waste" in the Comprehensive Environmental Response, Compensation and Liability Act, as


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amended, 42 U.S.C. 9601 et seq., the Resource Conservation and Recovery Act, as
amended, 42 U.S.C. 6901 et seq., the Toxic Substances Control Act, as amended, 15 U.S.C. 2601 et seq., and the Hazardous Materials Transportation Act, as amended, 49 U.S.C. 1801 et seq., and in the regulations promulgated pursuant to said laws; (b) those substances listed in the U.S. Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR 302 and amendments thereto); (c) such other substances, materials and wastes as are or become regulated under applicable local, state or federal laws, or as are classified as hazardous or toxic under federal, state or local laws or regulations; and (d) any materials, wastes or substances that are (i) petroleum,
(ii) asbestos, (iii) polychlorinated biphenyls, (iv) within the definition of "hazardous substance" set forth in Section 311 of the Clean Water Act, 13 U.S.C. 1321 et seq. (33 U.S.C. 1321) or designated as "toxic pollutants" subject to Chapter 26 of the Clean Water Act pursuant to Section 307 of the Clean Water Act (33 U.S.C. 1317); (v) flammable explosives; or (vi) radioactive materials.

      "Improvements" means all buildings, structures, improvements, parking areas, landscaping, Equipment, fixtures and articles of property now or hereafter erected on, attached to, or used or adapted for use in the operation of any Real Property Interests, including, without limitation, all heating, air conditioning and incinerating apparatus and equipment, all boilers, engines, motors, dynamos, generating equipment, piping and plumbing fixtures, water heaters, ranges, cooking apparatus and mechanical kitchen equipment, refrigerators, freezers, cooling, ventilating, sprinkling and vacuum cleaning systems, fire extinguishing apparatus, gas and electric fixtures, carpeting, floor covering, underpadding, elevators, escalators, partitions, mantels, built-in mirrors, window shades, blinds, draperies, screens, storm sashes, awnings, signs, furnishings of public spaces, halls and lobbies, and shrubbery and plants.

      "Interest Accrual Period" means, with respect to each Due Date related to any Loan, the period commencing on the immediately preceding Due Date and ending on the day immediately preceding such Due Date.

      "Interest Rate" means, with respect to any Loan, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Loan from time to time during any Interest Accrual Period in accordance with the related Note and applicable law.

      "Loans" means the loans or extensions of credit identified on the Loan Schedules.

      "Loan Amount" means the sum of (i) the aggregate amount of the purchase price for all loans stated on Schedule II and (ii) the aggregate amount of the unpaid principal balance and accrued and unpaid interest stated on Schedule I for all other Loans.

      "Loan Documents" means, with respect to each Loan, (i) any and all agreements between Seller (or any of its predecessors in interest) and any third-party with respect to the Loan or the Collateral described in the Loan and
(ii) any and all documents connected with the Loan executed by any Obligor with respect to such loan, including, without limitation, originally executed copies of any and all notes, pledge and security agreements, schedules, Mortgages, assignments of rents, subordination agreements, amendments (including any


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documents amending, modifying or otherwise altering any Loan Document), addenda, riders, UCC financing statements, consents by landlords or other persons, indemnity agreements, environmental reports and assessments with respect to any Real Property Interests, any appraisals and surveys with respect to any Real Property Interests, any Guarantees, any opinions of counsel, all insurance certificates and policies, including, but not limited to, real estate and leasehold title insurance policies, and any documents evidencing any credit enhancements.

      "Loan Files" means the Loan Documents and all other information in the possession of Seller pertaining to the Loans.

      "Lost Note Affidavit and Indemnity" means an affidavit and indemnity executed by an authorized officer of the Seller, together with a copy of the related Note.

      "Mortgage" means a mortgage, deed of trust, leasehold mortgage or leasehold deed of trust given by an Obligor to secure the repayment to Seller of a Loan and the performance of any other obligations required under the related Loan Documents.

      "Note" means the original executed promissory note evidencing the indebtedness of the Obligor under a Loan, together with any rider, addendum or amendment thereto, or any renewal, substitution or replacement of such promissory note.

      "Obligor" means, with respect to any Loan or credit enhancement, any Person that is an obligor, borrower or guarantor under such Loan or credit enhancement or has granted a mortgage or security interest in Collateral to secure such Loan or credit enhancement, and shall include the successors and assigns of such Persons.

      "Payments" means, with respect to each Loan, all monies due or to become due under such Loan, including, without limitation, all payments of principal and interest, late fees, prepayment fees, collections, recoveries or proceeds (including proceeds from insurance policies, condemnation or liquidation) on or in respect of such Loan.

      "Permitted Encumbrance" means (1) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable or payable but not yet delinquent, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording which are acceptable to mortgage lending institutions generally, which are specifically referred to in the related Title Policy and which do not, individually or in the aggregate, materially and adversely affect the current use, value or marketability of the related Real Property Interest, or which are insured over in the related title policy, (3) exceptions and exclusions specifically referred to in such related Title Policy and (4) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the current use of such Real Property Interest.

      "Person" means any individual, partnership, corporation, trust, limited liability company, unincorporated organization, Governmental Entity or any other entity.


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      "Real Property Interest" means, with respect to each Loan secured in whole or in part by a Mortgage, the real property described in such Mortgage, including all easements, rights, appurtenances, tenements, rents, royalties, mineral, oil and gas rights and profits, water, water rights and water stock appurtenant to such property described in such Mortgage.

      "Security Agreement" means, with respect to any Loan secured by Collateral other than Real Property Interests and Improvements, the pledge, security agreement or similar instrument that secures the related Note and creates a lien on the related Collateral.

      "Title Policy" has the meaning set forth in Section VI. B. 16 of this Agreement.

      "UCC" means the Uniform Commercial Code as in effect from time to time in each applicable jurisdiction.

      All capitalized terms not defined in this Agreement shall have the meanings provided in the P&A Agreement.

      II.   AGREEMENT TO PURCHASE.

      On the Closing Date, Seller agrees to sell, and Purchaser agrees to purchase, on the terms and conditions stated below, the loans described in the schedules attached hereto as Schedule I and Schedule II (which shall hereafter be referred to as the "Loan Schedules") as updated as of a date no more than two
(2) Business Days prior to the Closing Date. The Loan Schedules shall be agreed to and signed by the Seller and Purchaser and shall set forth the names of the Obligors and the date of the Note for each Loan and as of the date of the Loan Schedule, the aggregate principal balance of each Loan, the accrued and unpaid interest of each Loan as of that date and the purchase price for each Loan. Purchaser shall be under no obligation to purchase a loan which is not included in the Loan Schedules. Specifically, Purchaser shall not be obligated to purchase a loan approved by Seller after the date hereof unless Purchaser has specifically agreed to purchase such loan in writing, subject to such loans' compliance with the terms and conditions of this Agreement at the time of the Closing.

      III.  PURCHASE OF LOANS.

      A. At the Effective Time, subject to the terms and conditions set forth herein, Seller will sell, convey, assign and transfer to Purchaser and Purchaser shall purchase from Seller, at the price and upon the terms and conditions set forth herein, all of Seller's right, title and interest, as of the Effective Time, in and to the Loans, free and clear of all Encumbrances.

      B. Purchaser shall pay Seller the Loan Amount.

      IV.   RIGHTS TO PAYMENTS ON THE LOANS.

      Purchaser shall be entitled to all payments of principal and interest and other recoveries on the Loans received by Seller after the delivery of the final Loan Schedules, to be delivered no more than two (2) Business Days before the Closing, and prior to the Closing Date, and all payments of principal and interest and other recoveries on the Loans made on and after the Closing Date within two (2) Business Days after receipt thereof.


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

      V.    CLOSING.

      The closing of the purchase and sale of the Loans shall take place on the Closing Date and shall be subject to the conditions set forth in the P&A Agreement and the consummation of all of the transactions contemplated thereunder and the purchase of the Premises.

      The obligation of Purchaser to purchase the Loans as contemplated by this Agreement shall also be subject to each of the following additional conditions:

            A. all of the representations and warranties under this Agreement (including, without limitation, in the attached Schedules) by Seller shall be true and correct in all material respects as of the Closing Date, and no default by Seller or event which, with the giving of notice or the passage of time or both, would constitute an event of default by Seller under this Agreement shall have occurred;

            B. Purchaser shall have received executed originals of the Closing Documents specified in Section 9 of this Agreement; and

            C. all other terms and conditions of the Seller under this Agreement shall have been complied with in all material respects.

      The obligation of Seller to sell the Loans as contemplated by this Agreement shall also be subject to each of the following additional conditions:

            A. all of the representations and warranties under this Agreement by Purchaser shall be true and correct in all material respects as of the Closing Date, and no default by Purchaser or event which, with the giving of notice or the passage of time or both, would constitute an event of default by Purchaser under this Agreement shall have occurred; and

            B. all other terms and conditions of the Purchaser under this Agreement shall have been complied with in all material respects.

      VI.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLER.

            A. Seller represents and warrants to Purchaser as of the date of this Agreement, and shall be deemed to restate on the Closing Date, as follows:

            1. The execution and delivery of this Agreement by Seller, and the performance and compliance with the terms of this Agreement by Seller, will not violate Seller's organizational documents or constitute an event which, with notice or lapse of time or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which Seller is a party or by which it is bound.


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

            2. Seller has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

            3. Assuming due authorization, execution and delivery by Purchaser, this Agreement constitutes a valid, legal and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to (A) applicable conservatorship, receivership and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            4. Seller is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental authority, which violation is likely to adversely affect the ability of Seller to perform its obligations under this Agreement or to materially and adversely affect the financial condition of Seller.

            5. No litigation is pending or, to Seller's knowledge, threatened against Seller that, if determined adversely to Seller, would prohibit Seller from entering into this Agreement or that is likely to adversely affect the ability of Seller to perform its obligations under this Agreement or to materially and adversely affect the financial condition of Seller.

            6. Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Loans by Seller or the consummation of any other transactions contemplated hereby.

            B. Seller represents and warrants to, and covenants with, Purchaser with respect to each Loan, that as of the date of each initial Loan Schedule and shall be deemed to restate on the Closing Date:

            1. The information concerning each Loan set forth on each schedule attached hereto is true and correct as of the date indicated thereon. All information in the Loan Files has been provided to Purchaser and is true and correct in all material respects as of the date indicated therein. All information on Schedule VIII has been provided to Purchaser and is true and correct in all material respects as of the date indicated therein.

            2. All of the Loan Documents and all signatures therein are genuine and represent the legal, valid and binding obligation of the Obligor to Seller, enforceable against each Obligor in accordance with their terms


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      except as such enforcement may be limited by the application of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). No Loan has been satisfied, subordinated, assigned or rescinded, in whole or in part, or impaired, altered, waived, canceled or modified, nor, to the knowledge of Seller, has any Equipment, Improvement or Real Property Interest been subleased since the origination of the Loan, in whole or in part.

            3. Each of the Loans is free and clear of all Encumbrances and, to Seller's knowledge, the related Collateral is free and clear of all Encumbrances. Seller is the sole owner of the right to receive all principal, interest and all other amounts required to be paid to the lender under such Loan. Seller is the sole owner and holder of such Loan and has the full right, power and authority with respect to such Loan. Seller is not subject to any interest or participation of, or agreement with, any third party, to sell, transfer and assign the same or any portion thereof. Seller is the original payee of the note representing each Loan, except for Loans originated by the National Bank of Greece which shall be endorsed by the National Bank of Greece to Seller prior to closing. With respect to each of the Loans, each assignment of the related Mortgage and/or Security Agreement is in recordable form and such assignment, together with the related Note and all assignments of any other related Loan Documents, constitute legal, valid and binding assignments of all such Loan Documents from Seller and legally and validly conveys all right, title and interest of Seller in and to such Loans. No broker or other individual or entity is entitled to any unpaid commission or other compensation with respect to any Loan.

            4. Each Guarantee is genuine and constitutes the legal, valid and binding obligation of the guarantor thereunder, enforceable in accordance with its terms except as such enforcement may be limited by fraudulent conveyance, moratorium, bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). No notice to or consent of any guarantor under any Guarantee is required to consummate the transactions contemplated herein or, except as may be required by applicable law, to proceed against the Collateral or the guarantor in an event of default.

            5. Seller has delivered to Purchaser all of the Loan Files in respect of each Loan or will do so at the Closing. Seller has custody of all Loan Files. Except with respect to the Notes for which Seller delivers a Lost Note Affidavit and Indemnity as reasonably acceptable to Purchaser, each Note delivered to Purchaser is the only original of such Note. The Loan Documents with respect to each Loan are the only documents executed by Seller (or, if the Loan was assigned to Seller, by the originator


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      thereof) and the Obligor with respect to such Loan and the related
      Collateral. The entire agreement between Seller and each Obligor (whether originated by Seller or a third party) is contained in the Loan Documents and there are no warranties, agreements or options not set forth therein. Other than the Loan Documents, there are no agreements with respect to the Collateral between Seller and any Obligor.

            6. No Obligor has asserted in writing to Seller any defense, right or rescission, counterclaim or set off to its obligations with respect to any Loan. Neither Seller nor any of it agents, employees or representatives has made any misrepresentations to any Obligor.

            7. Except as set forth in Schedule III, to the knowledge of Seller, there are no delinquent taxes, ground rents, water charges, sewer rents, assessments or other outstanding charges payable to a Governmental Entity affecting any Collateral securing any Mortgage.

            8. Except as set forth in Schedule IV, no Hazardous Substances have been disposed of or identified on, under or at any Real Property Interest and Seller has not received any assertion in writing from any person that any of such events has occurred with respect to any Equipment. There is no remediation in progress on any Real Property Interest and Seller has not received any assertion in writing from any person that any of such events has occurred with respect to any Equipment, nor is there any remediation disclosed or identified in any environmental report or analysis performed in connection with any Real Property Interest or is necessary to comply with any Environmental Law and Seller has not received any assertion in writing from any person that any of such events has occurred with respect to any Equipment. Seller has never acquired title to any Collateral for the Loans, by virtue of realizing upon its security interest thereon, by virtue of foreclosure or deed-in-lieu of foreclosure, or otherwise.

            9. Each Loan constitutes and arose out of a bona fide business transaction entered into in the ordinary course of Seller's business.

            10. All principal, interest and any other amounts due with respect to each Loan are payable in United States dollars in regularly scheduled installments.

            11. The Interest Rate on each of the Loans complies with, or is exempt from, all applicable federal and state laws, regulations and other requirements pertaining to usury.

            12. All escrow deposits and impounds relating to any Mortgage are under the sole control of Seller and all escrow deposits or impounds relating to any Mortgage required to be deposited with Seller by any Obligor have been deposited with Seller.


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

            13. All mortgage recording taxes and recording and filing fees relating to the origination of the Loans have been paid.

            14. Except as set forth on Schedule V (setting forth the list of revolving Loans and approved but not yet fully funded Loans, including construction loans), the proceeds of each Loan have been fully disbursed, and there is no requirement for future advances with respect thereto. Any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefore that were to have been complied with have been complied with, and all costs, fees and expenses incurred in making or closing such Loan (including, without limitation, recording and filing fees) have been paid.

            15. Except as set forth in Schedule VI, Seller has not received notification from any Person that a Governmental Entity has asserted that any Collateral is in non-compliance with any laws or regulations, or is being used, operated or occupied unlawfully.

            16. Seller has, with respect to each Mortgage in respect of a Loan, a valid and enforceable American Land Title Association ("ALTA") (or state equivalent where ALTA is not available) lender's policy of title insurance which (a) has been issued by and is a binding obligation of a title insurer qualified to do business in the jurisdiction where the related Real Property Interest is located in connection with such Mortgage in an amount not less than the original principal amount of the Loan(s) secured by such Mortgage, (b) is presently in full force and effect, (c) with respect to which all premiums have been paid in full and (d) insures Seller, and its successors and assigns, that the Mortgage relating thereto is a valid first lien on the related Real Property Interest therein described and that the related Real Property Interest is otherwise free and clear of all encumbrances and liens having priority over the lien of the Mortgage, subject only to Permitted Encumbrances (each such policy a "Title Policy"). Each Title Policy is assignable without the consent of or any notification to the insurer. No claims have been made by Seller under such policy and no Person claiming through Seller has done, by act or omission, and Seller has no knowledge of any matter, that would impair or diminish the coverage of such policy.

            17. There is not any reason Purchaser will not be able to obtain an endorsement of the Title Policies in Purchaser's name.

            18. The information furnished to Purchaser by Seller in connection with Purchaser's investigation of each Loan is true and correct in all respects and does not omit any information necessary to make the statements contained therein not misleading.

            19. Except as set forth in Schedule VII, there is no action, suit, legal or arbitration proceeding or administrative proceeding or investigation, including, without limitation, any bankruptcy or insolvency proceeding, any receivership proceeding, any foreclosure proceeding or any eminent domain proceeding, pending, or to Seller's knowledge, threatened, against or affecting any Loan, Loan Document, Obligor or Collateral (including, without limitation, any litigation commenced by or against the Seller).

            20. Each Loan has been originated, documented and serviced in compliance with all applicable laws and regulations in all material respects. Seller has not received any written notice of violation of any law or regulation relating to any of the Loans or the ownership or operation thereof. Any and all other requirements of any federal, state or local laws applicable to the origination and sale of such Loan have been complied with. No Obligor has any right of rescission or usury defense with respect to any related Loan, and there are no circumstances with respect to any Loan which could reasonably serve as the basis for any claim of set-off, counterclaim or defense by any Obligor.

            21. Seller is not subject to any judgment, writ, decree, injunction or order of any federal, foreign, state or local court or Governmental Entity relating to the acquisition, collection, administration or enforcement of any Loan or the foreclosure, acquisition or disposition of any Collateral or, in each case, any transactions or activities incidental thereto.

            22. The transfer and assignment of the Loans by Seller pursuant to this Agreement (i) does not constitute a sale of all or substantially all of Seller's assets and (ii) is not subject to the bulk transfer, bulk sales or any similar statutory provisions in effect in any applicable jurisdiction.

            23. Seller has administered and serviced each Loan in the ordinary course of its business, consistent with past practices, and has not (a) amended, modified, altered, satisfied, impaired, cancelled, rescinded or waived any provision of any Loan Documents, or extended, renewed, supplemented, reduced, subordinated, or terminated the term of, or anticipated the Payments under or accepted the surrender of, any Loan, (b) written off any Loan, (c) commenced or initiated any lawsuit, action or proceeding with respect to any Loan, (d) released any Obligor under any Loan or (e) released, taken possession of, or caused any other Person to take possession of, any Collateral.

            24. Seller agrees to purchase from Purchaser, simultaneously with the Closing, a participation in each Loan, the unpaid balance of which when added to all other obligations of any Obligor to Purchaser (as determined by the Purchaser in its sole discretion) (the "Total Obligations") would exceed the lesser of $3,700,000 or the Purchaser's lending limit at the Effective Time. The participation shall be in the amount by which the Total Obligations exceed the lesser of $3,700,000 or the Purchaser's lending limit at the Effective Time and shall be made pursuant to the terms of a participation agreement in form and substance mutually agreed upon by the parties.

            25. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement or the P&A Agreement, Seller shall not, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed: (i) except for commitments issued prior to the date of this Agreement which have not yet expired and which have been disclosed on Schedule V make any loans, advances or renewals other than in the ordinary course of business consistent with past practices; (ii) disburse any of the Loans to any individual, corporation or other entity except in the ordinary course of business consistent with past practice, pursuant to contacts or agreements in force since the date of this Agreement; (iii) change in any material respect its loan policies and procedure, except as required by regulatory authorities; (iv) take any action that is intended or may reasonably be expected to result in any of its representation and warranties and covenants set forth in this Agreement being or becoming untrue in any materially respect at any time prior to the Effective Time or any of the conditions to the purchase of the Loans not being satisfied or in violation of any of the provisions of this Agreement, except in every case as may be required by applicable law; (v) foreclose on or take a deed or title to any commercial real estate without first conducting a Phase One environmental assessment of the property or foreclose on any commercial real estate if such environmental assessment indicates the presence of Hazardous Materials in amounts which, if such foreclosure were to occur, would be material; (vi) authorize or agree to make any commitments to actions prohibited by this Section.

            26. To Seller's knowledge, with respect to the Obligors, (i) Seller is not operating in violation in any material respect of the federal Bank Secrecy Act, as amended, and its implementing regulations (31 C.F.R. Part
      103), the USA Patriot Act of 2001, Public Law 107-56 (the "USA Patriot Act"), and the regulations promulgated thereunder, or any order issued with respect to an anti-money laundering by the U.S. Department of Treasury's Office of Foreign Assets Control, and (ii) Seller is in satisfactory compliance in all material respects with the applicable privacy of customer information requirements contained in any federal and state privacy laws and regulations, including, without limitation, in Title V of the Gramm-Leach-Bliley Act of 1999 and regulations promulgated thereunder.

            27. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, the Seller shall not, without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed: take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time or in any of the conditions of the purchase of the Loans set forth in this Agreement not being satisfied or in a violation of any provisions of this Agreement, or any necessary rules of any governmental authority.

      C. Seller and Purchaser agree that the representations, warranties and covenants made by Seller to Purchaser in this Section VI shall also apply to each REIT Loan (as that term is defined in the Loan Purchase Agreement between Purchase and Omega Commercial Mortgage Corp. (the "REIT") dated February 22, 2005 (the "REIT Agreement"). In the event of REIT's breach of a representation, warranty or covenant related to a REIT Loan, which breach materially and adversely affects the value of a REIT Loan or Purchaser's liability with respect to such REIT Loan, and the REIT is unable to meets its repurchase obligations to Purchaser with respect to such REIT Loan, Seller agrees to purchase from Purchaser such REIT Loan at the repurchase price set forth in the REIT Agreement.

      VII.  REPURCHASE.

      A. It is understood and agreed that the (A) representations, warranties and covenants set forth in Section VI.A. and VI.B. (1), (2), (3), and (4), shall survive for a period of three (3) years following the Closing Date and (B) the remaining representations warranties and covenants set forth in Section VI.B shall survive for a period of two (2) years following the Closing Date. In the event of Seller's breach of a representation, warranty or covenant set forth in
Section VI hereof, which breach materially and adversely affects the value of a Loan or Purchaser's liability with respect to such Loan (a "Material Breach"), Seller shall, at Purchaser's option, repurchase such Loan at a repurchase price (the "Repurchase Price") equal to an amount equal to (a) the Purchase Price paid by Purchaser for such Loan, together with all accrued and unpaid interest on such Loan at the related Interest Rate or default rate (if applicable) to but not including the date of repurchase, minus (b) all payments of principal received by, or on behalf of, Purchaser in connection with such Loan. Purchaser shall promptly notify Seller of a Material Breach, with such notice to be given in writing not more than thirty (30) days after Purchaser gains knowledge of such Material Breach (the "Breach Notice"). Any repurchase of a Loan or Loans pursuant to the foregoing provisions of this Section VII shall occur on a date designated by Purchaser (which in any event shall not be later than thirty (30) days following delivery of the Breach Notice) and shall be accomplished by wire transfer of immediately available federal funds on the repurchase date to an account designated by Purchaser. Seller and Purchaser acknowledge that time is of the essence with respect to the timing of such notice and repurchase date. Purchaser shall release its interest in the Loan promptly upon its receipt of the Repurchase Price and shall immediately execute all transfer and assignment documents, in each case without recourse, representation or warranty of any kind, necessary to effect the reconveyance of such Loan to Seller, which documents shall be prepared by Seller at its expense and shall be reasonably acceptable to Purchaser. Notwithstanding the fact that a representation, warranty or covenant contained in Section VI hereof may be limited to Seller's knowledge, such limitation shall not relieve the Seller of its repurchase obligation under this Section VII. Except as described below, if Purchaser renews a Loan or consents to a material modification of the terms of the Loan or the related Collateral for such Loan (other than a renewal or modification approved by Seller prior to the Closing Date), the Seller thereafter will have no liability or obligation to Purchaser to pay the Repurchase Price with respect to any Material Breach (other than a Material Breach arising due to a breach of Section VI.B (8) or (23)); provided, that Seller shall cooperate in all reasonable respects and in a timely manner with Purchaser to cure such Material Breach. However, notwithstanding the foregoing, the parties acknowledge that for the purposes of this Section VII: any renewal of a Loan within six months following the Closing Date shall not constitute a renewal of the Loan, provided
(i) the amount of the Loan is not increased and (ii) there is no modification of the terms of the Loan or the related Collateral for such loan. A modification or amendment solely limited to a rate adjustment shall not constitute a Loan Renewal.

      B. Except as provided in Section XII hereof, the obligations of Seller to repurchase any Loan as contemplated by Section VII.A hereof, constitutes the exclusive remedy of Purchaser with respect to any breach of a representation, warranty or covenant set forth in Section VI.B hereof. If Seller repurchases any Loan pursuant to this Section VII, Purchaser, following receipt by Purchaser of the Repurchase Price therefore, promptly will deliver or cause to be delivered to Seller, all Loan Documents with respect to such Loan endorsed (without recourse and without representation or warranty of any kind) and assigned to Seller and all Loan Documents. Purchaser agrees to pay to Seller, within two (2) Business Days after receipt thereof, any Loan payments received by Purchaser after the repurchase date.

      VIII. REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.

      Purchaser represents and warrants to, and covenants with, Seller as of the date of this Agreement, and shall be deemed to restate as of the Closing Date, as follows:

            A. The execution and delivery of this Agreement by Purchaser, and the performance and compliance with the terms of this Agreement by Purchaser, will not violate Purchaser's organizational documents or constitute an event which, with notice or lapse of time or both, would constitute a default under, or result in the breach of, any material agreement or other instrument to which Purchaser is a party or by which it or its assets are bound.

            B. Purchaser has the full power and authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement.

            C. Assuming due authorization, execution and delivery by Seller, this Agreement constitutes a valid, legal and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

            D. Purchaser is not in violation of, and its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental authority, which violation is likely to materially and adversely affect either the ability of Purchaser to perform its obligations under this Agreement or the financial condition of Purchaser.

            E. No litigation is pending or, to Purchaser's knowledge, threatened against Purchaser that, if determined adversely to Purchaser, would prohibit Purchaser from entering into this Agreement or that is likely to materially and adversely affect either the ability of Purchaser to perform its obligations under this Agreement or the financial condition of Purchaser.

            F. Purchaser has not dealt with any broker, investment banker, agent or that may be entitled to any commission or compensation in connection with the purchase of the Loans by Purchaser or the consummation of any other transactions contemplated hereby.

            G. Purchaser is an "accredited" investor as that term is defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended (the "Securities Act").

            H. Purchaser acknowledges that it has been or, pursuant to the terms of this Agreement, will be given the opportunity to review, the Loan Files and the information set forth in Schedule VIII and that such information constitutes all information requested except for that which Seller stated it did not have. Purchase acknowledges that it has made its decision to purchase the Loans based on its independent review of such information and is not relying on any representation or warranty, either express or implied, made by Seller other than as expressly set forth in this Agreement.

            I. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, the Purchaser shall not, without the prior written consent of the Seller, which consent shall not be unreasonably withheld or delayed: take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Effective Time or in any of the conditions of the purchase of the Loans set forth in this Agreement not being satisfied or in a violation of any provisions of this Agreement, or any necessary rules of any governmental authority.

      IX.   CLOSING DOCUMENTS.

      The closing documents to be delivered on the Closing Date (the "Closing Documents") shall consist of each of the following:

            A. the original executed Notes related to the Loans, each properly endorsed (without recourse, except as provided in this Agreement) to the order of "The First National Bank of Ipswich and its successors and assigns."

            B. Seller shall deliver the remainder of the Loan Files in Seller's possession to Purchaser no later than five (5) Business Days from the Closing Date.

            C. Seller shall also deliver to Purchaser no later than five (5) Business Days from the Closing Date:

                  1. an original executed assignment of the Mortgage or an
            executed assignment of a Security Agreement in favor of "The First National Bank of Ipswich and its successors and assigns" and, in the case of a Mortgage assignment, in recordable form;

                  2. an original executed omnibus assignment of any related Loan
            Documents in favor of "The First National Bank of Ipswich and its successors and assigns" and, if applicable, an original executed assignment of any related Assignment of Leases (if such item is a document separate from the Mortgage), in favor of "The First National Bank of Ipswich and its successors and assigns" in recordable form;

                  3. executed original UCC financing statements on Form UCC-1 together with the executed original UCC financing statements on Form UCC-2 or UCC-3, as appropriate, prepared by Purchaser in favor of "The First National Bank of Ipswich and its successors and assigns;" and

                  4. an executed bill of sale in a form reasonably acceptable to
            Purchaser for the Loans.

            D. Purchaser shall deliver at the Closing substitute letters of credit or an unconditional guarantee that will replace letters of credit previously issued by Seller which are set forth in Schedule IX attached hereto.

      X.    COSTS.

      Each party shall pay its own costs and expenses in connection with this Agreement and the transactions contemplated hereby, including, but not by way of limitation, all regulatory fees, attorneys' fees, accounting fees and other expenses.

      XI.   POST-CLOSING MATTERS.

      A. Servicing. Seller shall transfer the servicing rights with respect to the Loans at the Closing.

      B. Loan Payments. Seller shall forward to Purchaser all Loan payments received by Seller after the Closing Date within two (2) Business Days of their receipt.

      C. Notices to Insurers. As to each title, hazard and other insurance policy assigned to Purchaser, Purchaser is responsible for notifying the insurer or other appropriate person after the Closing Date regarding the assignment of Seller's interest to Purchaser. Seller will have no obligation to Purchaser with respect to the giving of such notice, provided, however, Seller agrees to join with Purchaser in such communications if Purchaser so requests and shall cooperate with Purchaser in all reasonable respects in order to effectuate such notice.

      D. Notices to Borrowers. Purchaser is responsible for notifying each borrower of a Loan after the Closing Date regarding the assignment of Seller's interest in such Loan to Purchaser. Seller will have no obligation to Purchaser with respect to the giving of such notice, provided, however, Seller agrees to join with Purchaser in such communications if Purchaser so requests and shall cooperate with Purchaser in all reasonable respects in order to effectuate such notice.

      XII.  INDEMNIFICATION.

      A. Seller's Indemnification. Notwithstanding any other provision of this Agreement to the contrary, Seller agrees to defend, indemnify and hold Purchaser harmless from and against any loss, fee, cost, expense, damage, liability or obligation which Purchaser may receive, suffer, or incur, including reasonable attorney's fees ("Losses"), in connection with any claim made or action instituted against Purchaser arising or claimed to have arisen from (a) Seller's actions or inactions prior to the Effective Time with respect to the Loans or the Collateral or (b) the breach by Seller of any representation, warranty or covenant made by Seller contained in this Agreement; provided, that Purchaser notify Seller of any such claim or action within fifteen (15) Business Days after Purchaser has received actual notice that the same has been made or instituted, as the case may be, but failure to so notify Seller shall not relieve Seller from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this Agreement. Seller may assume the defense of any such claim or action by attorneys of Seller's own choosing, and reasonably acceptable to Purchaser, at its expense but Seller may not settle such claim or action without Purchaser's prior written consent, which will not be unreasonably delayed or withheld.

      B. Purchaser's Indemnification. Notwithstanding any other provision of this Agreement to the contrary, Purchaser agrees to defend, indemnify and hold Seller harmless from and against any of its Losses in connection with any claim made or action instituted against Seller relating to or arising out of or claimed to have arisen from Purchaser's actions or inactions after the Effective Time with respect to the Loans or the breach by Purchaser of any representation, warranty or covenant made by Purchaser contained in this Agreement; provided, that Seller notify Purchaser of any such claim or action within fifteen (15) Business Days after Seller has received actual notice that the same has been made or instituted, as the case may be, but failure to so notify Purchaser shall not relieve Purchaser from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this Agreement. Purchaser may assume the defense of any such claim or action by attorneys of Purchaser's own choosing, and reasonably acceptable to Seller, at its expense but Purchaser may not settle such claim or action without Seller's prior written consent, which will not be unreasonably delayed or withheld.

      XIII. CONFIDENTIALITY.

      Purchaser and Seller agree to maintain all Confidential Information in accordance with the terms of the P&A Agreement. The undertakings with regard to confidentiality shall survive termination of this Agreement and the Closing. It is understood that the Agreement and the Schedules attached hereto shall be filed with various federal and state banking regulators, including but not limited to the Office of the Comptroller of the Currency.

      XIV.  TERMINATION.

      I. THIS AGREEMENT SHALL TERMINATE IN THE EVENT THAT THE P&A AGREEMENT IS TERMINATED PURSUANT TO SECTION 9.1 THEREOF. IN THE EVENT OF TERMINATION OF THIS AGREEMENT, THIS AGREEMENT SHALL FORTHWITH BECOME VOID AND THERE SHALL BE NO LIABILITY ON THE PART OF ANY OF THE PARTIES HERETO, EXCEPT FOR SECTION X OF THIS AGREEMENT WHICH SHALL REMAIN IN FULL FORCE AND EFFECT AND EXCEPT THAT NOTHING HEREIN SHALL RELEASE ANY PARTY FROM LIABILITY FOR A BREACH OF THIS AGREEMENT PRIOR TO TERMINATION HEREOF.

      XV.   NOTICES.

      Any notice or other communication required or permitted hereunder shall be deemed given if delivered in person, by courier or if sent by registered or certified mail, postage prepaid, return receipt requested or by express mail, overnight delivery or facsimile transmission (followed by hard copy) addressed as follows:

                     (a)  If to Purchaser:

                          The First National Bank of Ipswich
                          31 Market Street
                          Ipswich, MA   01938
                          Attention:Donald P. Gill
                          President and Chief Executive Officer
                          Telephone Number: (978) 356-3700
                          Facsimile Number: (978) 356-5937

                          With copies to:

                          Craig and Macauley Professional Corporation
                          600 Atlantic Avenue
                          Boston, MA 02110
                          Attention: David F. Hannon, Esq.
                          Telephone Number: (617) 367-9500
                          Facsimile Number: (617) 742-1788

                     (b)  If to Seller:

                          Thomas M. O'Brien
                          President and Chief Executive Officer
                          Atlantic Bank of New York
                          960 Avenue of the Americas
                          New York, New York 10001
                          Facsimile: (212) 714-7418

                          With copies to:

                          James S. Maxwell, Esq.
                          General Counsel
                          Atlantic Bank of New York
                          960 Avenue of the Americas
                          New York, New York 10001
                          Facsimile: (212) 967-2557

                          and

                          Matthew Dyckman, Esq.
                          Thacher Proffitt & Wood LLP
                          1700 Pennsylvania Avenue, NW
                          Washington, DC  20006
                          Facsimile: (202) 626-1930

      Any such notice or communication if mailed shall be deemed to have been given as of five (5) Business Days after the date mailed or, if delivered in person, shall be deemed given on the date so delivered. Either party may specify a different address by giving notice to that effect to the other party.

      XVI.  SURVIVAL OF AGREEMENT.

      The provisions of this Agreement shall survive the Closing Date and for so long thereafter as is necessary to permit the parties to exercise their respective rights or perform their respective obligations hereunder.

      XVII. SEVERABILITY.

      Any part, provision, representation or warranty of this Agreement that is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good faith, to develop a structure that, as nearly as possible, has the same economic effect as does this Agreement without regard to such invalidity.

      XVIII. COUNTERPARTS.

      This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

      XIX.  GOVERNING LAW.

      This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Massachusetts, to the extent that Federal law does not control.

      XX.   SUCCESSORS AND ASSIGNS.

      All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors and assigns, but this Agreement may not be assigned by either party without the written consent of the other. This Agreement is personal to the parties hereto and their successors and permitted assigns and is not intended for the benefit of and shall not be relied upon by any other person and no such person (or any other person acting on such person's behalf) shall be entitled to the benefit of or to enforce this Agreement; provided, that this Agreement may be relied upon by any governmental or regulatory agency whose approval or consent is a condition to the consummation by either party of the transactions contemplated by this Agreement. The parties agree that if, prior to the Closing Date, either Seller or Purchaser is party to a merger or acquisition, the transactions contemplated by this Agreement shall be consummated with the surviving entity of such merger or acquisition.

      XXI.  FURTHER AGREEMENTS.

      Seller and Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements, at no material cost, as may be necessary or appropriate to effectuate the purposes of this Agreement.

      XXII. PUBLIC ANNOUNCEMENTS.

      Neither Purchaser nor Seller shall cause to be made any advertisement, solicitation or public announcement regarding this Agreement or the transactions contemplated hereby between the date hereof and the Effective Time without the prior approval of the other party, except as may otherwise be required by law in which case the other party shall be provided a reasonable opportunity to review and comment upon such advertisement, solicitation or public announcement prior to its dissemination. Purchaser shall, between the date hereof and the Effective Time, at Purchaser's expense and with the consent of Seller, be permitted to communicate with the customers of the Branch (as defined in the P&A Agreement) concerning the transactions provided for herein. Any consent or approval required by this Section 22 shall not be unreasonably withheld.

      XXIII. AMENDMENTS.

      Neither this Agreement, nor any provision hereof may be changed, waived, discharged or terminated orally, but only by a written instrument signed by both Seller and Purchaser.

      XXIV. INTERPRETATION.

      For all purposes of this Agreement, initially capitalized terms used herein have the meanings ascribed hereto in this Agreement, except as otherwise provided in this Agreement.

      XXV. INTENTION OF THE PARTIES.

      It is the intention of the parties that Purchaser is purchasing, and Seller is selling, the Loans and not a debt instrument of Seller or any other security. Accordingly, each party intends to treat the transaction for federal income tax purposes, and each transaction shall be reflected on Seller's books and records, tax returns, balance sheet and other financial statements, as a sale by Seller, and a purchase by Purchaser, of the Loans.

      XXVI. MODIFICATION.

      No supplement, modification or amendment of this Agreement shall be valid unless executed in writing by both parties hereto.

      XXVII. WAIVERS.

      Either party may waive any one or more conditions to the performance of its obligations (other than required regulatory approvals) or breaches of, or defaults under, this Agreement by the other party and proceed to the Closing of the transactions contemplated hereby without prejudice to any other rights or remedies to which such party may otherwise be entitled. No waiver of any provision of, breach of or default under this Agreement shall be considered binding unless executed in writing by the party granting such waiver. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision hereof or any subsequent breach or default (whether or not similar) nor shall any such waiver constitute a continuing waiver.

      XXVIII. SCHEDULES AND HEADINGS.

      All Schedules referred to herein shall constitute a part of this Agreement. Section, paragraph and subparagraph headings are not to be considered part of this Agreement, are for convenience and reference only, and are not to be deemed to be full or accurate descriptions of the contents of any paragraph or subparagraph.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the day and year first above written.


ATLANTIC BANK OF NEW YORK                   THE FIRST NATIONAL BANK OF IPSWICH


By: /s/ Thomas M. O'Brien                   By: /s/ Donald P. Gill
    --------------------------                  -------------------------
    Thomas M. O'Brien                           Donald P. Gill
    President & Chief Executive                 President and Chief Executive
    Officer                                     Officer